Exhibit 99.1

Fusion-io Reports Fiscal Third Quarter 2014 Results

SALT LAKE CITY – Apr. 23, 2014 – Fusion-io (NYSE: FIO) today announced its financial results for its fiscal third quarter ended March 31, 2014.

•	Revenue: $100.5 million

•	GAAP Gross Margin of 51.0% and Non-GAAP Gross Margin of 52.4%

•	GAAP Net Loss per Diluted Share: $0.29

•	Non-GAAP Net Loss per Diluted Share: $0.10

•	Cash and Cash Equivalents: $225.1 million

FISCAL THIRD QUARTER 2014 GAAP FINANCIAL RESULTS

Fusion-io reported revenue of $100.5 million for the fiscal third quarter of 2014, compared to $87.7 million for the same quarter of 2013. Net loss for the fiscal third quarter of 2014 was $30.7 million, or a net loss per diluted share of $0.29, compared to a net loss of $20.0 million, or a net loss per diluted share of $0.21, in the fiscal third quarter of 2013. Gross margin for the fiscal third quarter of 2014 was 51.0%. Operating margin for the fiscal third quarter of 2014 was a negative 30.1%.

FISCAL THIRD QUARTER 2014 NON-GAAP FINANCIAL RESULTS

Non-GAAP net loss for the fiscal third quarter of 2014 was $10.5 million, or a net loss per diluted share of $0.10, compared to non-GAAP net loss of $3.2 million, or a net loss per diluted share of $0.03 in the same quarter of 2013. Non-GAAP gross margin for the fiscal third quarter of 2014 was 52.4%. Non-GAAP operating margin for the fiscal third quarter of 2014 was a negative 16.7%. A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

“We are pleased to deliver 6% sequential revenue growth this quarter while making investments in the team, technology and partnerships that we believe will drive the business forward,” said Shane Robison, Fusion-io chairman and chief executive officer. “In Q3, we evolved our solutions-based go-to-market strategy through close collaboration with our OEM and ISV partners to offer our customers significant performance gains while lowering their datacenter operating expense.”

Ted Hull, Fusion-io chief financial officer, added: “We have a healthy balance sheet with $225 million in cash and cash equivalents that gives us strategic flexibility to invest in our market-leading in-server acceleration solutions as well as in the growth of our all-flash and hybrid appliances. Our ability to offer end-to-end flash memory solutions creates value for customers and differentiates us in the industry, while further diversifying our business.”

OTHER FINANCIAL HIGHLIGHTS

•	Cash and cash equivalents totaled $225.1 million at the end of fiscal third quarter 2014, a decrease of $18.8 million from the prior quarter-end.

•	Inventory was $72.7 million at the end of fiscal third quarter 2014, a decrease of $7.7 million from the prior quarter-end.

•	Capital expenditures were $2.9 million in fiscal third quarter 2014 and $8.7 million fiscal year-to-date.

•	Cash used in operations was $18.8 million in fiscal third quarter 2014 and $22.9 million fiscal year-to-date.

RECENT BUSINESS HIGHLIGHTS

•	On April 15, Fusion-io announced collaboration with Microsoft to optimize performance for new in-memory capabilities built into Microsoft SQL Server 2014. Fusion ioMemory fits natively with SQL Server 2014 to provide a 4x improvement in transactions per second and a significant reduction in data latencies that translates to faster insights at lower costs for Microsoft customers.

•	On April 2, Fusion-io announced collaboration with Oracle on the development of flash-aware interfaces for MySQL, including NVM Compression and Atomic Writes, interfaces which allow MySQL to deliver up to 4x more flash endurance by streamlining commands to help optimize databases for persistent flash memory architectures.

•	On April 2, Fusion-io also announced partnerships with Percona and MariaDB/SkySQL and the availability of NVM Compression, a breakthrough software feature unique to Fusion-io that enables applications like databases to leverage the native capabilities of flash as a memory to reduce the amount of space needed to store data without hindering performance.

•	In early February, Fusion-io announced the general availability of Fusion ioVDI software for VMware Horizon View hosted virtual desktop environments, as well as comprehensive updates to its suite of virtualization solutions which maximize performance and efficiency from in-server to hybrid flash acceleration.

•	On February 6, Fusion-io announced that the all-flash ION Accelerator appliance and ioControl Hybrid Storage appliance are being offered as fully integrated solutions from Fusion-io value added resellers (VARs) for accelerating enterprise applications including Oracle, SAP HANA, and Microsoft SQL Server, as well as virtualization workloads.

BUSINESS OUTLOOK

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding fiscal 2014 financial results.

Fourth quarter of fiscal year 2014:

•	Revenue is expected to be in-line to slightly up sequentially.

•	Non-GAAP gross margin is expected to be 52 to 54%.

•	Non-GAAP operating margin of approximately negative 13 to 17%.

•	Diluted shares outstanding are expected to be approximately 108 million shares.

NON-GAAP FINANCIAL MEASURES

Fusion-io uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the investor relations page of our website at www.fusionio.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures differ from GAAP measures with the same captions, may differ from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting.

Fusion-io’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Fusion-io’s comparative operating performance and future prospects, and utilizes these measures in its internal financial statements for purposes of its internal budgets and financial goals. Management also believes that the exclusion of the items described below provides an additional measure of the company’s operating results and facilitates comparisons of Fusion-io’s core operating performance against prior periods and business model objectives. Management believes that investors should have access to the same set of tools that management uses to analyze Fusion-io’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Fusion-io endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

For all periods presented:

•	Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Non-GAAP gross profit consists of GAAP gross profit excluding the effects of stock-based compensation expense, amortization of intangible assets, and litigation settlement related expenses.

•	Non-GAAP operating margin is calculated as non-GAAP (loss) income from operations divided by GAAP revenue. Non-GAAP (loss) income from operations consists of GAAP loss from operations excluding the effects of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, and litigation settlement related expenses.

•	Non-GAAP net (loss) income is calculated as GAAP net loss excluding the effects of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, tax provision adjustments related to stock-based awards, and litigation settlement related expenses.

•	Non-GAAP net (loss) income per diluted share is calculated as non-GAAP net (loss) income divided by GAAP weighted-average diluted shares outstanding for the three months ended March 31, 2013 and for the three and nine months ended March 31, 2014 and is calculated as non-GAAP net (loss) income divided by non-GAAP weighted-average diluted shares outstanding for the nine months ended March 31, 2013. Non-GAAP weighted-average diluted shares outstanding is calculated as GAAP weighted-average diluted shares outstanding including the dilutive impact due to stock options, restricted stock awards, and restricted stock units.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to non-employee common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.

RECLASSIFICATION

Certain expense amounts previously reported as cost of revenue, sales and marketing, research and development, and general and administrative expenses have been reclassified within those categories to conform to fiscal year 2014 presentation. The reclassifications did not change amounts previously reported as income (loss) from operations and net income (loss).

TODAY’S CONFERENCE CALL

Fusion-io will host an investor conference call and live webcast today, Wednesday, April 23, 2014, at 5:00 p.m. EDT to discuss these financial results. To access the conference call, dial 1.888.771.4371 or 1.847.585.4405 for international callers. The access code is 3700 4909. A listen-only live webcast will be accessible on the investor relations page of our website at www.fusionio.com and will be archived and available on this site for at least three months. A telephone replay of the conference call will be available through Wednesday, April 30, 2014. To access the replay, please dial 1.888.843.7419 or 1.630.652.3042 for international callers. The access code is 3700 4909. This press release and the financial information discussed on today’s conference call are available on the investor relations page of our website at www.fusionio.com.

ABOUT FUSION-IO

Fusion-io delivers the world’s data faster. Our Fusion ioMemory platform and software defined storage solutions accelerate virtualization, databases, cloud computing, big data and performance applications. From e-commerce retailers to the world’s social media leaders and Fortune Global 500 companies, our customers are improving the performance and efficiency of their data centers with Fusion-io technology to accelerate the critical applications of the information economy.

NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but are not limited to, statements concerning financial guidance for our fourth quarter of our fiscal year 2014, our progress on our go-to-market strategy, the effect of our efforts to diversify our customer base, our strategic flexibility, our expectations as to recent management changes, our sales execution efforts, our expectations regarding the market opportunity, expectations concerning our product portfolio and our strategic partnerships, and benefits and value of our products and solutions to our customers and end users. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially from those contained, anticipated, or implied in any forward-looking statement, including, but not limited to, risks associated with changes in the demand for our products, our expectation that large and concentrated purchases by a limited number of customers will continue to represent a substantial majority of our revenue and our ability to sustain or increase our revenue from our large customers or offset the discontinuation of concentrated purchases by our larger customers with purchases by new or existing customers, the risk that expected large transactions anticipated to close in one fiscal quarter may be delayed until a subsequent quarter or indefinitely, the continued adoption by customers of our ioMemory platform products, growing our sales through OEMs, resellers and channel partners and maintaining our relationships with OEMs, resellers and channel partners, including the timely qualification of our products for promotion and sale by our OEMs, long and unpredictable sales cycles, changes in the competitive dynamics of our markets, including the potential for increased pressure on the pricing of our products, reduced gross margins, increased sales and marketing expenses, the potential that we or our customers may not realize the benefits we currently expect from our acquisitions of ID7 and NexGen Storage, our ability to develop or acquire new products to meet customer needs and expectations, including additional software solutions to be integrated with our storage memory products, our acquisition and strategic partner strategy and disruptions in our business, operations and financial results as a result of acquisitions and strategic partner relationships, as well as the risks inherent in the integration and combination of complex products and technologies from acquisitions, undetected errors, defects or security vulnerabilities in our products, worldwide economic conditions and the impact these conditions have on levels of spending on datacenter technology like ours, our ability to recruit and retain new executive officers, and such other risks set forth in the registration statements and reports that Fusion-io files with the U.S. Securities and Exchange Commission, which are available on the Investor Relations section of our website at www.fusionio.com. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or will occur. Fusion-io undertakes no obligation to update publicly any forward-looking statement for any reason after the date of this press release.

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CONTACTS

Stefanie Cannon	Nancy Fazioli
Fusion-io Communications	Fusion-io Investor Relations
408.597.1494	408.416.5779
prteam@fusionio.com	ir@fusionio.com

Fusion-io, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2014	2013	2014
Revenue	$87,650	$100,528	$326,334	$281,322
Cost of revenue (1), (2), (5)	39,521	49,291	133,734	127,319

Gross profit	48,129	51,237	192,600	154,003
Operating expenses:
Sales and marketing (1), (2)	33,584	39,334	88,837	109,621
Research and development (1), (2)	26,035	30,548	71,767	86,746
General and administrative (1), (3), (5)	16,977	11,617	45,120	36,660

Total operating expenses	76,596	81,499	205,724	233,027

Loss from operations	(28,467)	(30,262)	(13,124)	(79,024)
Other income (expense):
Interest income	82	23	295	92
Interest expense	(44)	(45)	(92)	(157)
Other (expense) income	(40)	(27)	(54)	182

Loss before income taxes	(28,469)	(30,311)	(12,975)	(78,907)
Income tax benefit (expense) (4)	8,422	(343)	(1,407)	(944)

Net loss	$(20,047)	$(30,654)	$(14,382)	$(79,851)

Net loss per common share:
Basic	$(0.21)	$(0.29)	$(0.15)	$(0.77)
Diluted	$(0.21)	$(0.29)	$(0.15)	$(0.77)
Weighted-average number of shares:
Basic	96,805	106,541	95,621	103,736
Diluted	96,805	106,541	95,621	103,736
(1) Includes stock-based compensation expenses, as follows:
Cost of revenue	$132	$156	$269	$469
Sales and marketing	2,663	3,062	7,370	8,016
Research and development	4,891	4,453	13,979	12,519
General and administrative	5,422	3,758	19,308	12,814

Total stock-based compensation expenses	$13,108	$11,429	$40,926	$33,818

(2) Includes amortization of intangible assets, as follows:
Cost of revenue	$75	$1,306	$75	$3,918
Sales and marketing	—	81	—	243
Research and development	656	656	1,968	1,968

Total amortization of intangible assets	$731	$2,043	$2,043	$6,129

(3) Includes acquisition related expenses	$559	$—	$559	$36
(4) Includes tax provision adjustments related to stock-based awards	$(4,377)	$6,706	$(10,572)	$16,368
(5) Includes litigation settlement related expenses, as follows:
Cost of revenue	$4,052	$—	$4,052	$—
General and administrative	2,805	—	2,805	—

Total litigation settlement related expenses	$6,857	$—	$6,857	$—

Fusion-io, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	March 31,
	2013	2014
Assets
Current assets:
Cash and cash equivalents	$238,351	$225,146
Accounts receivable, net	69,107	74,211
Inventories	71,160	72,659
Prepaid expenses and other current assets	9,530	11,339

Total current assets	388,148	383,355
Property and equipment, net	35,272	31,656
Restricted cash	4,860	179
Intangible assets, net	28,268	21,591
Goodwill	149,467	149,467
Other assets	1,433	1,098

Total assets	$607,448	$587,346

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,170	$27,703
Accrued and other current liabilities	44,425	46,886
Deferred revenue	24,848	19,779

Total current liabilities	83,443	94,368
Deferred revenue, less current portion	14,167	18,389
Other liabilities	19,421	15,200
Commitments and contingencies
Stockholders’ equity:
Common stock	20	21
Additional paid-in capital	599,292	648,376
Accumulated other comprehensive loss	(110)	(372)
Accumulated deficit	(108,785)	(188,636)

Total stockholders’ equity	490,417	459,389

Total liabilities and stockholders’ equity	$607,448	$587,346

Fusion-io, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2014	2013	2014
Operating activities:
Net loss	$(20,047)	$(30,654)	$(14,382)	$(79,851)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,005	5,872	10,768	17,666
Stock-based compensation	13,108	11,429	40,926	33,818
Excess tax benefit from stock-based awards	8,945	(3)	(448)	(8)
Other non-cash items	11	1,415	11	1,440
Changes in operating assets and liabilities:
Accounts receivable, net	5,492	(23,797)	6,244	(5,104)
Inventories	3,096	7,681	(11,632)	(1,499)
Prepaid expenses and other assets	890	(174)	59	26
Accounts payable	(48)	6,986	(704)	13,533
Accrued and other liabilities	(5,653)	1,773	8,588	(2,074)
Deferred revenue	(2,879)	713	6,382	(847)

Net cash provided by (used in) operating activities	6,920	(18,759)	45,812	(22,900)
Investing activities:
Business acquisition, net of cash acquired	(5,861)	—	(5,861)	—
Purchases of property and equipment	(2,186)	(2,896)	(10,898)	(8,732)

Net cash used in investing activities	(8,047)	(2,896)	(16,759)	(8,732)
Financing activities:
Repayment of notes payable	(623)	—	(623)	—
Proceeds from exercises of stock options	866	2,092	7,002	12,583
Issuance of restricted stock awards and restricted stock units, net of repurchases	(838)	(863)	(2,715)	(2,661)
Proceeds from issuance of common stock under employee stock purchase plan	1,720	1,669	5,093	5,298
Excess tax benefit from stock option exercises	(8,945)	3	448	8
Change in restricted cash	(4,843)	—	(4,843)	3,181

Net cash (used in) provided by financing activities	(12,663)	2,901	4,362	18,409
Effect of exchange rate changes on cash and cash equivalents	(88)	(56)	(7)	18

Net (decrease) increase in cash and cash equivalents	(13,878)	(18,810)	33,408	(13,205)
Cash and cash equivalents at beginning of period	368,525	243,956	321,239	238,351

Cash and cash equivalents at end of period	$354,647	$225,146	$354,647	$225,146

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2014	2013	2014
Reconciliation of Gross Profit and Gross Margin on a GAAP Basis to Gross Profit and Gross Margin on a Non-GAAP Basis:
Gross profit on a GAAP basis	$48,129	$51,237	$192,600	$154,003
Stock-based compensation	132	156	269	469
Amortization of intangible assets	75	1,306	75	3,918
Litigation settlement related expenses	4,052	—	4,052	—

Gross profit on a non-GAAP basis	$52,388	$52,699	$196,996	$158,390

Revenue	$87,650	$100,528	$326,334	$281,322
Gross margin on a GAAP basis	54.9%	51.0%	59.0%	54.7%
Gross margin on a non-GAAP basis	59.8%	52.4%	60.4%	56.3%
Reconciliation of Operating Loss and Operating Margin on a GAAP Basis to Operating (Loss) Income and Operating Margin on a Non-GAAP Basis:
Operating loss on a GAAP basis	$(28,467)	$(30,262)	$(13,124)	$(79,024)
Stock-based compensation	13,108	11,429	40,926	33,818
Amortization of intangible assets	731	2,043	2,043	6,129
Acquisition related expenses	559	—	559	36
Litigation settlement related expenses	6,857	—	6,857	—

Operating (loss) income on a non-GAAP basis	$(7,212)	$(16,790)	$37,261	$(39,041)

Revenue	$87,650	$100,528	$326,334	$281,322
Operating margin on a GAAP basis	-32.5%	-30.1%	-4.0%	-28.1%
Operating margin on a non-GAAP basis	-8.2%	-16.7%	11.4%	-13.9%
Reconciliation of Net Loss on a GAAP Basis to Net (Loss) Income on a Non-GAAP Basis:
Net loss on a GAAP basis	$(20,047)	$(30,654)	$(14,382)	$(79,851)
Stock-based compensation	13,108	11,429	40,926	33,818
Amortization of intangible assets	731	2,043	2,043	6,129
Acquisition related expenses	559	—	559	36
Tax provision adjustments related to stock-based awards	(4,377)	6,706	(10,572)	16,368
Litigation settlement related expenses	6,857	—	6,857	—

Net (loss) income on a non-GAAP basis	$(3,169)	$(10,476)	$25,431	$(23,500)

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2014	2013	2014
Reconciliation of Diluted Net Loss per Share on a GAAP Basis to Diluted Net (Loss) Income per Share on a Non-GAAP Basis:
Diluted net loss per share on a GAAP basis	$(0.21)	$(0.29)	$(0.15)	$(0.77)
Stock-based compensation	0.14	0.11	0.42	0.32
Amortization of intangible assets	0.01	0.02	0.02	0.06
Acquisition related expenses	0.01	—	0.01	—
Tax provision adjustments related to stock-based awards	(0.05)	0.06	(0.11)	0.16
Litigation settlement related expenses	0.07	—	0.07	—
Impact of difference in number of GAAP and non-GAAP diluted shares	—	—	(0.03)	—

Diluted net (loss) income per share on a non-GAAP basis	$(0.03)	$(0.10)	$0.23	$(0.23)

Reconciliation of GAAP Diluted Weighted-Average Number of Shares to Non-GAAP Diluted Weighted-Average Number of Shares:
GAAP diluted weighted-average number of shares	96,805	106,541	95,621	103,736
Dilutive impact due to stock options, restricted stock awards, and restricted stock units	—	—	13,009	—

Non-GAAP diluted weighted-average number of shares	96,805	106,541	108,630	103,736